Exhibit 4.10-B


                              CERTIFICATE OF TRUST
                                       OF
                         ALABAMA POWER CAPITAL TRUST VII


         THIS CERTIFICATE OF TRUST of Alabama Power Capital Trust VII (the "Trust"), dated October 21, 2002, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.).

         1. Name. The name of the statutory trust being formed hereby is Alabama Power Capital Trust VII.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan USA, National Association, 500 Stanton Christiana Road, Newark, Delaware 19713.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                     CHASE MANHATTAN USA,
                                              NATIONAL ASSOCIATION,
                                     as Delaware Trustee



                                     By:
                                          -----------------------
                                             Name:
                                             Title: